Exhibit 99.2

Live Oak Crestview Climate Acquisition Corp. Announces Closing of $200,000,000 Initial Public Offering

Memphis, TN, September 27, 2021 (GLOBE NEWSWIRE) — Live Oak Crestview Climate Acquisition Corp. (the “Company”), a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, announced today that it closed its initial public offering of 20,000,000 units at $10.00 per unit. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on companies in the climate and sustainability spaces which facilitate the Circular Economy, progress via the energy transition away from fossil fuels, enhance food chain continuity, recycling and alternative sourcing, as well as mitigate greenhouse gases and reduce plastic waste in the environment. The Company is led by Chief Executive Officer, Richard J. Hendrix, Chief Financial Officer, President and Secretary, Gary K. Wunderlich, Jr., Chief Operating Officer, Adam J. Fishman, Board member, Adam Klein, and Chairman of the Board, John P. Amboian.

The units are listed on the New York Stock Exchange (the “NYSE”) and commenced trading under the ticker symbol “LOCC.U” on September 23, 2021. Each unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on the NYSE under the symbols “LOCC” and “LOCC WS,” respectively.

Jefferies LLC and BofA Securities acted as the book-running managers for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover overallotments, if any.

The offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at 877-821-7388 or by email at Prospectus_Department@Jefferies.com or BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001 or by email at: dg.prospectus_request@bofa.com.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on September 22, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Live Oak Crestview Climate Acquisition Corp.

Gary K. Wunderlich, Jr.

Chief Financial Officer, President and Secretary

(901) 685-2865

gwunderlich@liveoakmp.com